Exhibit 21.1

KLA-Tencor Corporation

List of Subsidiaries as of June 30, 2008

Name	State or Other Jurisdiction of Incorporation
DOMESTIC SUBSIDIARIES
Blue 29 LLC	California
Blue 29 Corporation	California
International Sales & Business, Inc.	California
KLA-Tencor China Corporation	California
KLA-Tencor International Corporation	California
KLA-Tencor Technologies Corporation	California
VLSI Standards, Inc.	California
ADE International Corporation	Delaware
Belize Holdings, LLC	Delaware
ICOS Vision Systems Inc.	Delaware
KLA-Tencor Asia-Pac Distribution Corporation	Delaware
ADE Technologies, Inc.	Massachusetts

INTERNATIONAL SUBSIDIARIES
Belize Holdings BVBA	Belgium
ICOS Vision Systems Corporation NV	Belgium
ICOS Vision Systems NV	Belgium
Lee Ta Technologies (BVI), Inc.	British Virgin Islands
KLA-Tencor Corporation (Cayman) Limited, I	Cayman Islands
KLA-Tencor Corporation (Cayman) Limited, II	Cayman Islands
KLA-Tencor Corporation (Cayman) Limited, III	Cayman Islands
KLA-Tencor Corporation (Cayman) Limited, IV	Cayman Islands
ICOS Vision Systems Co. Ltd.	China
KLA-Tencor International Trading (Shanghai) Co., Ltd.	China
KLA-Tencor Semiconductor Equipment Technology (Shanghai) Co., Ltd.	China
KLA-Tencor France SARL	France
ICOS Vision Systems GmbH	Germany
KLA-Tencor GmbH	Germany
ICOS Vision Systems Ltd.	Hong Kong
KLA-Tencor Software India Private Limited	India
KLA-Tencor Ireland Ltd.	Ireland
Optical Metrology Patents Limited	Ireland
KLA-Tencor Corporation (Israel)	Israel
KLA-Tencor Holding (1987) Ltd.	Israel
KLA-Tencor Corporation (1992) Ltd.	Israel
KLA-Tencor Integrated Metrology (Israel) (2002) Ltd.	Israel
KLA-Tencor Italy S.R.L.	Italy
ICOS Vision Systems Ltd.	Japan
KLA-Tencor Japan, Ltd.	Japan
VLSI Standards, K.K.	Japan
ICOS Vision Systems Korea Co. Ltd.	Korea
KLA-Tencor Korea, Inc.	Korea
KLA-Tencor (Malaysia) Sdn Bhd	Malaysia
Benchmark Vision Systems Singapore Pte Ltd.	Singapore
ICOS Vision Systems Pte, Ltd.	Singapore
KLA-Tencor (Singapore) PTE, Ltd.	Singapore
KLA-Tencor Singapore Holding Co. PTE. Ltd.	Singapore

Name	State or Other Jurisdiction of Incorporation
INTERNATIONAL SUBSIDIARIES (continued)
KLA Instruments S.A.	Switzerland
ICOS Vision Systems Taiwan Co. Ltd.	Taiwan
KLA-Tencor Yield Management Software Taiwan Corporation	Taiwan
KLA-Tencor (Thailand) Ltd.	Thailand
KLA-Tencor Limited	United Kingdom
KLA-Tencor (Service) Limited	United Kingdom